EXHIBIT (g)(2)

AMENDMENT TO MASTER CUSTODIAN AGREEMENT

THIS AMENDMENT TO MASTER CUSTODIAN AGREEMENT (the “Amendment”) is made and entered into as of June 3, 2020 by and between each Calvert management investment company identified on Appendix A hereto (each, a “Fund” and collectively, the “Funds”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

WITNESSETH:

WHEREAS, each Fund and the Custodian are parties to that certain Master Custodian Agreement dated as of December 1, 2000 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, each Fund and the Custodian desire to amend and supplement the Agreement upon the following terms and conditions.

NOW THEREFORE, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Fund and the Custodian hereby agree that the Agreement is amended and supplemented as follows:

1.  Amendment to Agreement.

(a)A new Section 34 is hereby added to the Agreement as follows:

“SECTION 34.  ASSIGNMENT; DELEGATION.  Notwithstanding any other provisions set forth in herein to the contrary, this Agreement may not be assigned by (a) any Fund without the written consent of the Custodian or (b) the Custodian without the written consent of each applicable Fund, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of the Custodian provided that such assignee is a bank or trust company having such  qualifications required by the 1940 Act and the rules thereunder to act as custodian of the Funds.  The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the non-custodial services described herein or the discharge of any other non-custodial obligations or duties under this Agreement without the consent or approval of any Fund. Except as otherwise provided below, the Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself.  The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, Eligible Foreign Custodians, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 14 above.”

(b)A new Section 40 is hereby added to the Agreement as follows:

“SECTION 40.  LOAN SERVICES ADDENDUM.If a Fund directs the Custodian in writing to perform loan services, the Custodian and the Fund will be bound by the terms of the Loan Services Addendum attached hereto.  The Fund shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Fund and the Custodian.”

Information Classification: Limited Access

2.Miscellaneous.  Except as amended hereby, the Agreement shall remain in full force and effect.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received via electronically transmitted form.

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Information Classification: Limited Access

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

EACH OF THE ENTITIES SET FORTH ON

APPENDIX A HERETO

By:/s/ James F. Kirchner

Name:  James F. Kirchner

Title:    Treasurer

STATE STREET BANK AND TRUST COMPANY

By:/s/ Andrew Erickson

Name: Andrew Erickson

Title: Executive Vice President

Information Classification: Limited Access

APPENDIX A

TO

MASTER CUSTODIAN AGREEMENT

TRUST / CORP	SERIES	FUND NO.
Calvert Impact Fund, Inc.	Calvert Global Energy Solutions Fund	D883
Calvert Impact Fund, Inc.	Calvert Global Water Fund	D887
Calvert Impact Fund, Inc.	Calvert Green Bond Fund	D8E3
Calvert Impact Fund, Inc.	Calvert Small-Cap Fund	D852
Calvert Management Series	Calvert Flexible Bond Fund	D8BA
Calvert Management Series	Calvert Floating-Rate Advantage Fund	D8C5
Calvert Management Series	Calvert Responsible Municipal Income Fund	D813
Calvert Responsible Index Series, Inc.	Calvert International Responsible Index Fund	D8C3
Calvert Responsible Index Series, Inc.	Calvert US Large-Cap Core Responsible Index Fund	D872
Calvert Responsible Index Series, Inc.	Calvert US Large-Cap Growth Responsible Index Fund	D8C1
Calvert Responsible Index Series, Inc.	Calvert US Large-Cap Value Responsible Index Fund	D8C2
Calvert Responsible Index Series, Inc.	Calvert US Mid-Cap Core Responsible Index Fund	D8C4
Calvert Social Investment Fund	Calvert Balanced Fund	D8AC
Calvert Social Investment Fund	Calvert Bond Fund	D816
Calvert Social Investment Fund	Calvert Bond Fund	D816
Calvert Social Investment Fund	Calvert Conservative Allocation Fund	D8A2
Calvert Social Investment Fund	Calvert Equity Fund	D819
Calvert Social Investment Fund	Calvert Growth Allocation Fund	D8A4
Calvert Social Investment Fund	Calvert Moderate Allocation Fund	D8A3
Calvert Variable Products, Inc.	Calvert VP EAFE International Index Portfolio	D897
Calvert Variable Products, Inc.	Calvert VP Investment Grade Bond Index Portfolio	D8A5
Calvert Variable Products, Inc.	Calvert VP Nasdaq 100 Index Portfolio	D898
Calvert Variable Products, Inc.	Calvert VP Russell 2000 Small Cap Index Portfolio	D896
Calvert Variable Products, Inc.	Calvert VP S&P 500 Index Portfolio	D894
Calvert Variable Products, Inc.	Calvert VP S&P MidCap 400 Index Portfolio	D895
Calvert Variable Products, Inc.	Calvert VP Volatility Managed Growth Portfolio	D8G1
Calvert Variable Products, Inc.	Calvert VP Volatility Managed Moderate Growth Portfolio	D8F1
Calvert Variable Products, Inc.	Calvert VP Volatility Managed Moderate Growth Portfolio	D8F1
Calvert Variable Products, Inc.	Calvert VP Volatility Managed Moderate Portfolio	D8E1
Calvert Variable Series, Inc.	Calvert Emerging Markets Advancement Fund	D8AE
Calvert Variable Series, Inc.	Calvert VP SRI Balanced Portfolio	D8BC
Calvert Variable Series, Inc.	Calvert VP SRI Mid Cap Portfolio	D839
Calvert World Values Fund, Inc.	Calvert Emerging Markets Equity Fund	D8B7
Calvert World Values Fund, Inc.	Calvert International Equity Fund	D846
Calvert World Values Fund, Inc.	Calvert International Opportunities Fund	D882
Calvert World Values Fund, Inc.	Calvert Mid-Cap Fund	D814

Information Classification: Limited Access

The Calvert Fund	Calvert High Yield Bond Fund	D8A8
The Calvert Fund	Calvert Income Fund	D808
The Calvert Fund	Calvert Long-Term Income Fund	D855
The Calvert Fund	Calvert Short Duration Income Fund	D878
The Calvert Fund	Calvert Ultra-Short Duration Income Fund	D881
Calvert Cash Reserves Fund, LLC		D86A

Information Classification: Limited Access